As filed with the Securities and Exchange Commission on January 24, 2006

Registration No. 333-02403

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-3

UNDER

THE SECURITIES ACT OF 1933

World Fuel Services Corporation

(Exact name of registrant as specified in its charter)

Florida	59-2459427
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9800 N.W. 41st Street, Suite 400

Miami, FL 33178

(305) 428-8001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul H. Stebbins

Chairman of the Board and

Chief Executive Officer

9800 N.W. 41st Street, Suite 400

Miami, FL 33178

(305) 428-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Alexander Lake, Esq. General Counsel World Fuel Services Corporation 9800 N.W. 41st Street, Suite 400 Miami, FL 33178 (305) 428-8000	Luis A. de Armas, Esq. Shutts & Bowen LLP 201 S. Biscayne Blvd. 1500 Miami Center Miami, FL 33131 (305) 379-9114

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-02403, is being filed with the Securities and Exchange Commission for the sole purpose of de-registering the shares of common stock not sold under this Registration Statement. A total of 138,8061 shares of common stock have been sold under this Registration Statement to date. The Registrant hereby de-registers 423,0321 shares of common stock.

[1]	This number has been restated to reflect the two-for-one split of the Registrant’s common stock which occurred on February 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on January 24, 2006.

WORLD FUEL SERVICES CORPORATION

By:	/S/ PAUL H. STEBBINS
Paul H. Stebbins, Chairman of the Boardand Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons or their duly authorized attorney-in-fact in the capacities and on the dates indicated.

Signature and Title	Date

/S/ PAUL H. STEBBINS Paul H. Stebbins	January 24, 2006
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/S/ MICHAEL J. KASBAR	January 24, 2006
Michael J. Kasbar Director, President and Chief Operating Officer

/S/ ROBERT S. TOCCI	January 24, 2006
Robert S. Tocci Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/S/ KEN BAKSHI	January 24, 2006
Ken Bakshi Director

/S/ JOHN R. BENBOW	January 24, 2006
John R. Benbow Director

/S/ RICHARD A. KASSAR	January 24, 2006
Richard A. Kassar Director

/S/ MYLES KLEIN	January 24, 2006
Myles Klein Director

/S/ J. THOMAS PRESBY	January 24, 2006
J. Thomas Presby Director

/S/ JEROME SIDEL	January 24, 2006
Jerome Sidel Director